Exhibit 10.18
USA MOBILITY, INC.
EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
          THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), dated effective as of [              ] (the “Grant Date”), between USA Mobility, Inc., a Delaware corporation (the “Company”), and (the “Participant”).
WITNESSETH:
          WHEREAS, the Participant is a non-executive director of the Company; and
          WHEREAS, all capitalized terms not defined in this Agreement shall have the meanings given such terms in the USA Mobility, Inc. Equity Incentive Plan (the “Plan”).
          NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Eligibility, Grant of and Vesting of Restricted Stock
     (a) The Participant shall be eligible to participate in the Company’s Plan on the terms and subject to the conditions contained herein and in the Plan.
     (b) The Company hereby grants to the Participant ___[Number] shares of Restricted Stock, having a fair market value of $10,000 [$12,500 for the Audit Committee Chairman] on the Grant Date subject to the terms, restrictions and other conditions set forth in this Agreement and the Plan. The fair market value of the Restricted Stock is based upon the closing price of a Share as reported by Bloomberg Capital Markets on the NASDAQ® Global Market on the last day of trading of the quarter immediately preceding the Grant Date.
     (c) The shares of Restricted Stock granted under this Agreement are subject to forfeiture until vested, and such Shares shall vest on the earlier of a Change in Control or the first anniversary of the Grant Date, provided that the Director maintains continuous service on the Company’s Board of Directors from the Grant Date through the vesting date.
     (d) As the Company declares cash dividends or distributions on the Shares, the per share amount of each dividend or distribution shall be set aside and held by the Company with respect to each outstanding share of Restricted Stock granted to a Director, and shall be paid over to the Director when the shares of Restricted Stock vest and are no longer subject to forfeiture, subject to applicable withholding.
     (e) At the election of Participant, the Company shall cause to be forfeited Shares of Restricted Stock upon the vesting date for purposes of withholding and paying on behalf of Participant such income taxes as he may owe arising from the vesting of such Shares, based upon the closing per share price of a Share on the date of vesting as reported by Bloomberg Capital Markets on the NASDAQ® Global Market.

     (f) The Company shall cause the Shares to be issued and a stock certificate or certificates representing the Shares to be registered in the name of the Participant or held in book entry form promptly upon execution of this Agreement. If a stock certificate or certificates is issued, it shall be delivered to and held in custody by the Company until such shares are forfeited, or vest and are distributed to the Participant or Participant’s estate, in accordance with this Agreement.
2. Rights and Responsibility of Shareholder
     (a) Rights As A Stockholder. Except as otherwise set forth in this Agreement, the Participant shall have all rights and privileges of a stockholder of the Company with respect to the Shares, including voting rights and the right to be credited on an unvested basis with dividends and distributions paid with respect to such Shares as provided in Section 1(d) herein.
     (b) Spendthift Clause. No Shares or any interest or right therein or part thereof, prior to vesting in accordance with the terms hereof, shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this subsection shall not prevent transfers by will or by the applicable laws of descent and distribution.
3. Tax Withholding.
     The Company shall notify the Participant of the amount of tax which must be withheld by the Company under all applicable federal, state and local tax laws. The Participant agrees to make arrangements with the Company to (a) remit a cash payment of the required amount to the Company or (b) authorize the Company to withhold (repurchase) a portion of the shares, equivalent to the estimated tax liability as provided in section 1(e) herein.
4. Conditions to Issuance of Stock Certificates.
     The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to the payment by the Participant (or prior to arrangements made by the Participant to pay which shall be satisfactory to the Company) all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of the Shares and/or the lapse or removal of any of the restrictions.
5. Adjustments.
     If the outstanding shares of the Stock of the Company are increased, decreased, changed into or exchanged for a different number of kind of shares or securities of the Company through (a) a distribution or payment of a dividend on the Stock in shares of Stock, (b) subdivision of reclassification, in a stock split or similar transaction, of the outstanding shares of Stock into a greater number of shares, (c) combination or reclassification of, in a reverse stock split or similar transaction, the outstanding shares of Stock into a lesser number of shares, or (d) issuance of any shares of capital stock by reclassification of the Stock, then an appropriate and proportionate adjustment shall be made in the number and kind of Shares. Adjustments made pursuant to this Section 5 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
6. Miscellaneous.
     (a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.
     (b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.
     (c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.
     (d) This Agreement and the Plan constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein.
     (e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of the Participant and the Participant’s personal representatives.
7. Change in Control
     “Change in Control” for purposes of this Agreement means (i) the dissolution or liquidation of the Company; or (ii) (A) a merger, consolidation or reorganization of the Company with one or more other corporations or entities in which the Company is not the surviving corporation, (B) a sale of substantially all of the assets of the Company to another corporation, person or entity, or (C) any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board, that upon the closing or completion of any transaction referred to in (A), (B), or (C) results in any person or entity (other than persons who are holders of stock of the Company immediately prior to such transaction and other than an affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning eighty percent (80%) or more of the combined voting power of all classes of stock of the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

USA MOBILITY, INC.

By:
Vincent D. Kelly
President and Chief Executive Officer

PARTICIPANT

Signature:

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